Exhibit 99


[LOGO] News Release
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For Immediate Release
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Contact:

Leo S. Berard
TSYS Investor Relations
706.649.5220
leoberard@tsys.com
                         TSYS Reaffirms Outlook for 2003

Columbus, Ga., March 4, 2003 -- TSYS today announced that Richard W. Ussery, chairman of the board and CEO of TSYS, will present at the CSFB Fifth Annual Global Services Growth Conference in Phoenix, Ariz., on March 10, 2003, at 2:30 p.m. MST. Mr. Ussery will discuss industry trends, the general condition of TSYS and the long-term strategic outlook for TSYS, including the impact of its recently announced processing services and software agreement with Bank One. A live broadcast of the presentation will be available at www.tsys.com, within the "Conference Calls and Webcasts" section of the Investor Relations page. The replay will be available about one hour after the live presentation ends and will be accessible for 30 days.

         TSYS also announced the projected earnings per share (EPS) impact of its processing services and software agreement with Bank One. Under the agreement, TSYS will provide bankcard processing services to Bank One's credit card accounts for at least two years (excluding statement and card production services), and then license its TS2 consumer and commercial software to Bank One under a perpetual license with a six year payment term. The processing services and software agreement will be accounted for using the percentage-of-completion method of accounting, which recognizes revenue in proportion to expenses incurred.

         The 2003 EPS impact of the Bank One agreement is expected to be immaterial, with the 2004 EPS contribution from the agreement expected to range from $0.03 to $0.04. Beginning in 2005 and continuing thereafter through the payment term of the license, the EPS contribution of the Bank One agreement is expected to exceed $0.04.

         TSYS also today reaffirms that it expects its 2003 net income to exceed its 2002 net income by 12-15 percent.

About TSYS

         TSYS (NYSE: TSS) (www.tsys.com) brings integrity and innovation to the world of electronic payment and transactions as the integral link between buyers and sellers in this rapidly evolving universe. Synovus (NYSE: SNV) owns an 81-percent interest in TSYS. For more information, contact news@tsys.com.

         This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1993 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the projected impact of TSYS' agreement with Bank One on its earnings per share for the years 2003 through 2005 and TSYS' expected growth in net income for 2003. Prospective investors are cautioned that any such

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TSYS reaffirms outlook for 2003/p. 2

forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. These factors include, but are not limited to, TSYS experiences delays in converting Bank One's accounts to its platforms; TSYS is unable to modify its software to meet Bank One's specifications; TSYS is unable to control its costs; changes occur in accounting literature and interpretations; TSYS' software is unable to perform in Bank One's operating environment; TSYS' number of outstanding shares increases; revenues are lower than anticipated; internal growth rates for TSYS' existing customers are lower than anticipated; TSYS is unable to control expenses and increase market share; hostilities increase in the Middle East or elsewhere; adverse developments with respect to the credit card industry in general; TSYS is unable to successfully manage any impact from slowing economic conditions or consumer spending; adverse developments with respect to sub-prime clients; and overall market conditions. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in TSYS' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.